As filed with the Securities and Exchange Commission on September 23, 2013

                                                     Registration No. 333-189909
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                (AMENDMENT NO. 2)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          GREEN SUPPLEMENTS ONLINE INC
                 (Name of small business issuer in its charter)

           Nevada                                 2833                         EIN 33-1227348
(State or Other Jurisdiction of       (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)           Classification Number)            Identification Number)

                              112 N. CURRY STREET,
                              CARSON CITY NV 89703
                                 (702) 605-4287
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    STATE AGENT AND TRANSFER SYNDICATE, INC.
                              112 N. CURRY STREET,
                              CARSON CITY NV 89703
                                 (775) 882-1013
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock               5,000,000                 $0.02                $100,000               $13.64
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                                Scott Doney, Esq.
                            3273 E. Warm Springs, Rd.
                               Las Vegas, NV 89120
                               Ph: (702) 312-6255
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

                          GREEN SUPPLEMENTS ONLINE INC
                        5,000,000 SHARES OF COMMON STOCK

                             Initial Public Offering

This is the initial offering of common stock of Green Supplements Online Inc. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vyacheslav Semenets, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Title of Securities                                            Offering Price        Maximum Offering
 to be Offered              Number of Offered Shares             Per Share              Proceeds
 -------------              ------------------------             ---------              --------
Common Stock           5,000,000 (100% of offered shares)          $0.02                $100,000
Common Stock           3,750,000 (75% of offered shares)           $0.02                $ 75,000
Common Stock           2,500,000 (50% of offered shares)           $0.02                $ 50,000
Common Stock           1,250,000 (25% of offered shares)           $0.02                $ 25,000

Green Supplements Online Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Green Supplements Online Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

WE ARE AN "EMERGING GROWTH COMPANY" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS. THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE 5.

We are considered a "shell company" under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER __, 2013

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
FORWARD-LOOKING STATEMENTS                                                   14
USE OF PROCEEDS                                                              14
DETERMINATION OF OFFERING PRICE                                              15
DILUTION                                                                     15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS                                                       16
DESCRIPTION OF BUSINESS                                                      20
LEGAL PROCEEDINGS                                                            22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  22
EXECUTIVE COMPENSATION                                                       24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               25
PLAN OF DISTRIBUTION                                                         26
DESCRIPTION OF SECURITIES                                                    27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                              28
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       29
EXPERTS                                                                      29
AVAILABLE INFORMATION                                                        30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                        30
INDEX TO THE FINANCIAL STATEMENTS                                            31


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "GREEN SUPPLEMENTS ONLINE INC." REFERS TO GREEN SUPPLEMENTS ONLINE INC .THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GREEN SUPPLEMENTS ONLINE INC.


Green Supplements Online Inc. was incorporated in Nevada on January 10, 2013. We are a development stage company that was formed to market and sell a line of nutrition and dietary products. We have an agreement with Green Medicine, Inc., a Nevada corporation, to act as distributes of our future products. Our plan is to outsource manufacturing and sell the finished products under our brand name. Currently, we have not yet initiated any product development efforts. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus). Our principal executive offices are located at 112 N. Curry Street, Carson City NV 89703. Our phone number is (702) 605-4287.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (January 10, 2013) through July 31, 2013, reports no revenues and a net loss of $6,195. Our independent registered public accounting firm has issued an audit opinion for Green Supplements Online Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


Our sole officer and director will offer shares of our common stock to his friends, family members and business associates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:                   Green Supplements Online Inc.

Securities Being Offered:     5,000,000 shares of common stock.

Price Per Share:              $0.02

Duration of the Offering:     The offering shall terminate on the earlier of
                              (i) the date when the sale of all 5,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of our director Mr.Semenets.

Gross Proceeds:               $100,000

Securities Issued and
Outstanding:                  There are 6,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our President and Secretary, Vyacheslav Semenets.

Subscriptions:                All subscriptions once accepted by us are
                              irrevocable.

Registration Costs:           We estimate our total offering registration costs
                              to be approximately $9,500.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 10, 2013 (Inception) to April 30, 2013.

FINANCIAL SUMMARY

                                                        As of April 30, 2013 ($)
                                                        ------------------------

Cash and Deposits                                               6,100
Total Assets                                                     6100
Total Liabilities                                                 374
Total Stockholder's Equity                                      5,726

STATEMENT OF OPERATIONS

                                                           Accumulated From
                                                           January 10, 2013
                                                           (Inception) to
                                                          April 30, 2013 ($)
                                                          ------------------

Total Expenses                                                    274
Net Loss for the Period                                          (274)
Net Loss per Share                                                 --

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.


Our current operating funds are less than we require to complete our intended operations plan. As of July 31, 2013, we had cash in the amount of $279 and liabilities of $474. As of this date, we have had limited operations and no income. The full proceeds of $100,000 we hope to generate from this offering may not be enough to achieve sufficient revenue or profitable operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.


WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.


We were incorporated on January 10, 2013 and to date have been involved primarily in organizational activities. From inception on January 10, 2013 till now we incorporated the company, prepared a business plan and executed an agreement with Green Medicine Inc. We purchased a website domain www.greensupplementsonline.com and prepared to launched this website. To date we expended $280 on the above business activities. Additionally we have spent approximately $5,500 on professional fees such as legal fees and accounting fees.


We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have accrued net losses of $6,195 for the period from our inception on January 10, 2013 to July 31, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern KLJ and Associates, LLP our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Green Supplements Online Inc. is suitable.


If we experience a shortage of funds prior to funding we may utilize funds from Vyacheslav Semenets, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Semenets has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND. Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Green Supplements Online Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES


We expect to earn revenues solely in our chosen business area. In Mr. Semenets opinion, we reasonably believe that we will begin to generate revenues within approximately twelve months. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.


BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

Our director Mr.Semenets owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions which require stockholder approval.

GOVERNMENTAL REGULATIONS MAY PREVENT OR DELAY ENTRY INTO A MARKET OR PREVENT THE INTRODUCTION, OR REQUIRE THE REFORMULATION OF NUTRITION AND DIETARY PRODUCTS WHICH OUR COMPANY WILL BE SELLING.

Our company is subject to regulation under various international, state and local laws which include provisions regulating, among other things, the operation of direct sales programs. The manufacturing, processing, formulation, packaging, labeling and advertising of the Green Supplements Online Inc. products may be subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States

Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration.


Summary of the actual regulations that we believe we will be subject to:

Under FDA regulations at 21 CFR part 111, all domestic and foreign companies that manufacture, package, label or hold dietary supplement, including those involved with testing, quality control, and dietary supplement distribution in the U.S., must comply with the Dietary Supplement Current Good Manufacturing Practices (CGMPs) for quality control.

In addition, the manufacturer, packer, or distributor whose name appears on the label of a dietary supplement marketed in the United States is required to submit to FDA all serious adverse event reports associated with use of the dietary supplement in the United States.

Domestic and foreign facilities that manufacture, process, pack, or hold food for human or animal consumption in the United States are required to register their facility with FDA.


In addition, the Company cannot predict whether new domestic or foreign legislation regulating its activities will be enacted. Such new legislation could have a material adverse effect on the Company.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Vyacheslav Semenets, our President, currently devotes approximately twenty hours per week providing management services to us. Mr. Semenets the remainder of his business time commits to researching other business opportunities unrelated to our business. At the present, Mr. Semenets is not actively involved in any other business than the business of our registrant. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Semenets to our company could negatively impact our business development.


IF VYACHESLAV SEMENETS, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE NO ALTERNATIVE BUT TO CEASE OPERATIONS.


We extremely depend on the services of our sole officer and director, Vyacheslav Semenets, for the future success of our business. The loss of the services of Mr.Semenets could have an adverse effect on our business, financial condition and results of operations. Mr. Semenets is our sole director, if he should die there will be no one to appoint a new executive officer and in that event we will have no alternative but to cease operations.

CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR PRODUCTS.

Our success will depend on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements online and consequently lower our future profitability, include:

     * Shipping charges, which do not apply to shopping at traditional retail stores;
     * Delivery time associated with online orders as compared to the immediate receipt of products at a physical store;
     * Pricing that does not meet consumer expectations of finding "the lowest price on the Internet";
     *    Lack of consumer awareness of our online presence;
     * Customer concerns about the security of online transactions and the privacy of personal health information;

     * Product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;
     * Delays in responses to customer inquiries or in deliveries to customers; and
     *    Difficulty in returning or exchanging order

RELIANCE ON THIRD PARTIES FOR MANUFACTURING MAY HAVE MATERIAL ADVERSE IMPACT ON THE COMPANY

We will rely on third parties to manufacture and package substantially all of our products. Our business, results of operations and financial condition would be materially adversely affected if any one of the manufacturers were unable, for any reason, to meet our delivery commitments or if a manufacturer were unable to continue to produce a product being marketed and distributed by us.

FOREIGN SUPPLY MAY HAVE MATERIAL ADVERSE IMPACT ON THE COMPANY

We are planning to buy supplies internationally. As of the present we intend to purchase supplies from TRU Brands LLC, a US based company. In the future we are planning to locate other suppliers located in Asia such as China or Thailand. We believe that by purchasing supplies such as vitamins and herbs in Asia we can reduce our costs. Currently we do not have any agreements or supply contracts with any foreign supplier. The foreign supply is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs and import and export controls and changes in governmental policies. Because the supply may be from countries which have or are experiencing political instability and/or insurrection, it is possible that activity by these governments may significantly impede the supply. Any such impediment could have a material adverse impact on the Company.

FOREIGN CURRENCY AND FOREIGN EXCHANGE REGULATION MAY HAVE MATERIAL ADVERSE IMPACT ON THE COMPANY

Our Company will purchase supply from the foreign companies. Our Company may be required to accomplish such purchases through the use of foreign currencies. As a result, fluctuations in exchange rates of the United States dollar against foreign currencies could adversely affect the Company's results of operations. The Company may attempt to limit its exposure to the risk of currency fluctuations by purchasing forward exchange contracts which could expose the Company to substantial risk of loss. In such a transaction, the Company would purchase a predetermined amount of foreign currency to ensure that the Company in the future will own a known amount of such currency to pay for goods at a predetermined cost. The Company believes that the use of such transactions will successfully allow the Company to better determine costs involved in its operations, and thus better manage currency fluctuations. There can be no assurance that the Company will in the future successfully manage its exposure to currency fluctuations or that such fluctuations will not have a material adverse effect on the Company.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR BUSINESS IS SENSITIVE TO PUBLIC PERCEPTION. IF ANY PRODUCT PROVES TO BE HARMFUL TO CONSUMERS OR IF SCIENTIFIC STUDIES PROVIDE UNFAVORABLE FINDINGS REGARDING THEIR SAFETY OR EFFECTIVENESS, THEN OUR IMAGE IN THE MARKETPLACE WOULD BE NEGATIVELY IMPACTED.

Our results of operations may be significantly affected by the public's perception of our Company and similar companies. Our products will not be approved by the FDA and will not be endorsed by any organization searching for cures for the diseases. Although the naturally occurring chemically unaltered products are not required to be approved by the FDA, many consumers only purchase FDA approved products. In addition, our business could be adversely affected if any of our future products or similar products distributed by other companies proves to be harmful to consumers or if scientific studies provide unfavorable findings regarding the safety or effectiveness of products. Our products will contain vitamins, minerals, extracts from herbs and other ingredients that we regard as safe when taken as directed by us. While quality control testing is conducted on the ingredients in such products, we will highly dependent upon consumers' perception of the overall integrity of the dietary supplements business. If our future products will suffer from negative consumer perception, it is likely our sales will slow and we will have difficulty generating revenues.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

IF THE PRODUCTS WE SELL DO NOT HAVE THE HEALTHFUL EFFECTS INTENDED, OUR BUSINESS MAY SUFFER.


Currently, we have not yet initiated any product development efforts. In general, our products will consist of food, nutritional supplements which are classified in the United States as "dietary supplements" which do not currently require approval from the FDA or other regulatory agencies prior to sale. Although many of the ingredients in such products will be vitamins, minerals, herbs and other substances for which there is a long history of human consumption, they will contain innovative ingredients or combinations of ingredients. Although we believe all of such products and the combinations of ingredients in them are safe when taken as directed by the Company, there is little long-term experience with human or other animal consumption of certain of these ingredients or combinations thereof in concentrated form. The products could have certain side effects if not taken as directed or if taken by a consumer that has certain medical conditions. Furthermore, there can be no assurance that any of the products, even when used as directed, will have the effects intended or will not have harmful side effects.


Our dietary supplements may contain one or more of the following dietary ingredients: a vitamin, a mineral, an herb or other botanical, an amino acid, a dietary substance for use by humans to supplement the diet by increasing the total dietary intake and a concentrate, metabolite, constituent, extract, or combination of any of the above ingredients. In a multivitamin we may use example all the vitamins such as Vitamin A, B1, B2, B6, B12, C, D, E, etc.

WE MAY FACE COSTLY PRODUCT LIABILITY AND OTHER LEGAL CLAIMS BY CONSUMERS.

The products we will carry are particularly susceptible to product liability claims. Any claim of product liability by a consumer against us, regardless of merit, could be costly financially and could divert the attention of our sole Director Mr.Semenets. It could also create negative publicity, which would harm our business. Like other distributors and manufacturers of products that are ingested, we may face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury. We may be subject to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. We can not predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We do not have formal indemnification arrangements with the third-party vendors from which we source our products.

Although ingredients in our products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of our products contain innovative ingredients or combinations of ingredients. There is little long-term experience with human consumption of some of these innovative product ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

Because we will be dealing with large numbers of end users, we will have a significant level of legal exposure due to this volume of customer relationships. The most serious area of exposure will be in relation to product advertising claims and the product quality. People may purchase products from us expecting certain physical results, unique to nutritional products. If they do not perceive the results to be in accordance with the claims made on the packaging or on our Web site, certain individuals or groups of individuals may seek monetary retribution.

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COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for the sale of dietary supplements is highly competitive. There are numerous companies in the industry selling dietary products online. Most of these companies are privately held and we are unable to precisely assess the size of its competitors. Our future competitors are substantially larger than our company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company's products include product quality, packaging, brand recognition, price and distribution capabilities. There can be no assurance that the Green Supplements Online Inc. will be able to compete successfully against future competitors based on these and other factors. The Company will compete with a variety of domestic and international suppliers of dietary supplement products, many of whom have substantially greater financial, distribution and marketing resources and have achieved a high level of brand recognition. Increased competition could result in price reductions, reduced profit margins and loss of market share, all of which would have a material adverse effect on the Company's business, financial condition and results of operations.

The principal competitors in the health nutrition distribution channel that we will face: General Nutrition Centers (GNC) has 4,800 retail locations and also runs a popular online store. iHerb offers a wide range of nutrition products. The Vitamin Shoppe offers 20,000 different products in categories similar to those offered by GNC.

We believe GNC, iHerb and Vitamins Shoppe products such as multivitamins, minerals and dietary supply may be competitive with our future products.

MR. SEMENETS' LOCATION IN THAILAND MAY PRESENT RISKS

Mr. Semenets' location in Thailand may present risks and challenges to the registrant as the company has no employees and Mr. Semenets intends that the registrant will operate initially in North America. These circumstances may create a challenge to the execution of the registrant's business plan including dealing with issues of our vendors and managing our inventory.

OUR DIRECTOR IS RELATIVE INEXPERIENCE IN THE NUTRITION INDUSTRY

Mr. Semenets has little experience in the nutrition industry. He has only direct experience working in this industry comprised less than two years and that he has never worked in this industry in the United States.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. SEMENETS DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr.Semenets does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DISADVANTAGES TO PURCHASERS BECAUSE OF THE LACK OF UNDERWRITER PARTICIPATION

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. No underwriter had been involved in activities such as investigating the company, verifying the accuracy of the disclosure and assisting the registrant in setting the offering price.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Green Supplements Online Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Vyacheslav Semenets, our Chairman, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $9,500. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB.

Our sole officer and director Mr. Semenets may loan to company in order to complete the registration process up to $25,000. He has no formal commitment, arrangement or legal obligation to make any such loan.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vyacheslav Semenets, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE ARE CURRENTLY CONSIDERED A "SHELL COMPANY"

Because we are currently considered a "shell company" within the meaning or Rule 12b-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a "shell company", our investors are not allowed to rely on the "safe harbor" provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a "shell company." Additionally, as a result of our classification as a shell company:

     * Investors should consider shares of our common stock to be significantly risky and illiquid investments
     * We may not register our securities on Form S-8 (an abbreviated form of registration statement)
     * Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a "shell company" and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

                           FORWARD LOOKING STATEMENTS


This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of Mr.Semenets as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                    $100,000     $75,000     $50,000     $25,000
                                    --------     -------     -------     -------
Yearly ongoing legal and
 professional fees                  $ 9,000      $ 9,000     $ 9,000     $ 9,000
Net proceeds                        $91,000      $66,000     $41,000     $16,000
The net proceed will be used:
  Office equipment                  $ 1,000      $ 1,000     $ 1,000     $   500
  Search engine optimization(SEO)   $12,000      $12,000     $12,000     $ 4,000
  Printing materials                $ 4,000      $ 3,000     $ 2,000     $   500
  Newspapers advertising            $ 4,000      $ 3,000     $ 2,000     $   500
  Inventory                         $49,000      $32,000     $14,000     $ 3,000
  Social network advertising        $ 4,000        2,000          --          --
  Website developing                $ 5,000        5,000       5,000       5,000
  Miscellaneous                     $12,000        8,000       5,000       2,500

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
The above figures represent only estimated costs. If necessary, Vyacheslav Semenets, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCBB.
Mr. Semenets will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr.Semenets. Mr.Semenets will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                         DETERMINATION OF OFFERING PRICE


The offering price of the shares has been determined arbitrarily by Mr. Semenets. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.


                                    DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company's sole director and officer for common equity on April 29, 2013. Vyacheslav Semenets, the Company's sole officer and director, paid $.001 per share for the 6,000,000 shares of common stock he purchased from the Company in April 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 11,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                $80,000       $60,000       $40,000       $20,000
-------------                -------       -------       -------       -------
Offering price                $0.02         $0.02         $0.02         $0.02
Net tangible book             $0.001        $0.001        $0.001        $ .001
 value per common
 share before offering
Increase per common            0.009         0.007         0.006         0.003
share attributable to
 investors
Pro forma net tangible         0.0096        0.0083        0.0066        0.0042
book value per
 common share after
 offering
Dilution to investors         $0.0104       $0.0117       $0.0134       $0.0158
Dilution as a percentage
 of offering price                 52%           59%           67%           79%

Based on 6,000,000 common shares outstanding as of April 30, 2013 and total stockholder's equity of $5,726 utilizing audited April 30, 2013 financial statements.


Since inception, Mr. Semenets has paid an aggregate average price of $.001 per common share in comparison to the offering price of $.02 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION


As of July 31, 2013, our cash balance was $279. We may not be able to raise sufficient funds from this offering to sustain our operations. Vyacheslav Semenets, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr.Semenets, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 112 N. Curry Street, Carson City NV 89703. Our phone number is
(702) 425-5072


Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

OFFICE EQUIPMENT.
Period: 1st - 2nd months.
The steps in this milestone are as follows:
We will buy office equipment: computers, office table, chair. We plan to spend $500-$1,000.
We plan to start to search reasonably priced contractor for developing our website.

COMPANY WEBSITE.
Period: 3rd - 4th months
The steps in this milestone are as follows:
We will hire a contractor to develop our website. We plan to spend $5,000 on web site development.

SEO
Period: 5th - 6th months.
The steps in this milestone are as follows:
We will hire contractors for SEO (search engine optimizer). We plan to spend $500-$1,500 monthly.

INVENTORY
Period: 7th - 8th months
We plan to buy inventory of nutrition products. Depending on the amount of money we have available, we plan to purchase $3,000-$48,500 worth of inventory.

ADVERTISING
Period: 9th-10th month
We plan to print advertising materials: brochures, flyers. We plan to spend approximately $500-$4,000.

ADVERTISING.
Period: 11th -12th months.
Advertise in newspapers and radio. $500-$4,000.
Social media advertising .If we raised at least 75% in this offering we are going to spend on social media advertising $2,000-4,000.
We are going to hire sales person to promote our products on contract base.

Miscellaneous expenses will be $2,000 - $12,000. (Will include travel expenses, long distance calls charge etc.)

To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Vyacheslav Semenets, our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Vyacheslav Semenets has agreed to commit more time as required. Because Vyacheslav Semenets will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

AGREEMENT WITH GREEN MEDICINE INC.

Green Medicine Inc. will be the Distributer for the Company. Green Medicine Inc. will not be our manufacturer. The Distributer will sell our line of nutrition products.

The agreement is valid for a period of 12 months (10th day June 2013 to 10th day June 2014). The Company has an option to extend the terms for an additional 12 months on the same terms and condition. As full compensation for the distributor's performance under the agreement, the Distributer will get discount in the amount of 30% from the prices advertised on Company web site.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.


RESULTS OF OPERATIONS FROM INCEPTION ON JANUARY 10, 2013 TO JULY 31, 2013

During the period we incorporated the company, prepared a business plan and executed service contracts. Our loss since inception is $6,195. From inception on January 10, 2013 till now we incorporated the company, prepared a business plan and executed an agreement with Green Medicine Inc. We purchased a website domain www.greensupplementsonline.com and prepared to launched this website. To date we expended $280 on the above business activities. Additionally we have spent $5,500 on professional fees such as legal fees and accounting fees.

We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

LIQUIDITY AND CAPITAL RESOURCES


As of July 31, 2013, the Company had $279 cash and our liabilities were $474, comprising $474 owed to Vyacheslav Semenets, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.


Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.


We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from Mr. Semenets or others.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Vyacheslav Semenets, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Mr. Semenets believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.


Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $9,000.


Mr. Semenets believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, Mr. Semenets would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We may need to hire additional directors, officers and employees in order to ensure our compliance with the Sarbanes-Oxley Act (SOX) and other requirements of being a public company. The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws. Mr.Semenets, our sole officer and director, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr.Semenets may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.


SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income

INCOME TAXES


Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

Green Supplements Online Inc. was incorporated on January 10, 2013 and intends to begin operations in the nutritional and dietary supply business.


Our business model is to buy nutrition and dietary products from different manufacturers and resell those products under our private-label. We plan to contract with one or more non-affiliated contract manufacturers. Our source of revenue from operating will be reselling nutrition and dietary supply products. Green Supplements Online Inc. will not own any manufacturing facilities. The line of nutrition and dietary products" that we intend to market will be standard non-proprietary supplements and other products that contain our label. Currently, we have not yet initiated any product development efforts.


In May of 2013, TRU Brands LLC, Malibu CA ,has informally agreed to manufacture and label our products. TRU Brands does not have any obligations to us and we have not set a compensation amount to date. TRU Brands can refuse their offer to manufacture and label our product at any time and we will be forced to look for another manufacturer. We will market those products as " Green Supplements Online Inc." products. Our products will be marketed directly by us to consumers on a retail basis. These products will be ordered by us from TRU Brands LLC on an as-needed basis, with no minimum or maximum quantity requirements. There is no affiliation between us and TRU Brands LLC. TRU Brands LLC may in the future sell similar products or formulations to other third-parties, including wholesalers and retailers.

TRU Brands LLC is located Malibu, California. Since 2002 this company has been in the business Brand Creation, Design, Production and Management of nutrition products. Martin Brandt is the owner of TRU Brands. Marty is a founding partner and the chief architect of TrueBrand's methodology for brand-led change. He is co-author of "PowerBranding: Building Technology Brands for Competitive Advantage", published by IDG. He also developed the comprehensive Total Brand Management(TM) approach to branding. We have located TRU Brands LLC using goggle Internet search.

Manufacturing, warehouse, fulfillment and shipping services will be provided by our contract manufacturer as these costs will be included in the unit-price of the products we will be purchasing from the contract manufacturer. We have no contracts or other written agreements in place with TRU Brands LLC or any other party.

We have engaged Green Medicine Inc. to distribute our future products product. The Green Medicine Inc. was incorporated in 2012 and located in Henderson Nevada. Romans Blazevics is director of Green Medicine Inc. He has been involved in online sales of nutrition for more than 5 years. Our director Vyacheslav Semenets has known Green Medicine Inc.'s director Romans Blazevics personally. There is no other affiliation between Green Medicine Inc. and the issuer.

PRODUCT

Nutrition and dietary supplements are non-drug and non-hormone based products that can be consumed orally in the form of pills, powders, liquids or intravenously by injection. Their function is to supplement the diet, affording consumers added nutritional value to maximize the amount of beneficial elements in their diet, including amino and fatty acids, vitamins, minerals and fiber.

MARKET OVERVIEW

The Nutrition Business Journal (NBJ) forecasted the global nutrition market would exceed $400 billion by 2014 in its Global Nutrition Report. The rise and acceptance of alternative medicine has greatly contributed to increased sales of nutritional supplements. Because the market for these products represents a rapidly evolving industry, one that is growing at a nearly double-digit rate, it is anticipated that sales will increase for the foreseeable future.

Asia Pacific and North America are the dominant regions for sales of vitamins and supplements, simply because of the vast spending coming from the world's major markets--the United States and Japan-- which heavily influence the global pattern. Major spenders outside of these markets include Norway, Singapore, Taiwan, South Korea and Australia. The trend in the US toward preventive medicine in response to rising healthcare costs has been an underlying driver for this industry. There has been a heightened awareness and understanding of preventive medicine and the connection between vitamins and health amongst the general public, health care professionals, employers, government agencies, and managed care organizations. Issues regarding preventive care and the benefits of vitamins and dietary supplements have received widespread media coverage.

COMPETITION

The market for nutrition supply is highly competitive. This market includes manufacturers, distributors and retailers. Numerous manufacturers and distributors will compete with us. Our competitors are substantially larger and more experienced than us and have longer operating histories, and have materially greater financial and other resources than us.

We are going to be committed to the highest standards and we believe there is no compromise when it comes to the value of customer health! That's why it's our mission will be to help those who want to look, feel and become healthy. We will care about our customers. If for any reason our customers are not satisfied with any of our products, we will offer a full money-back guarantee

The principal competition in the health nutrition distribution channel that we will face comes from a limited number of large nationally known manufacturers and many small online retailers of dietary supplements. General Nutrition Centers (GNC) is a highly successful retailer in the nutrition and supplements market. GNC has 4,800 retail locations. GNC also runs a popular online store.

iHerb is GNCs main competitors in the online retail space. According to the popular traffic-ranking website Alexa, which ranks websites based on the amount of traffic it receives, the GNC website has a rank of 7,262, while the iHerb website has the better rank of 6,184. It offers a wide range of products, including a few product categories, such as cleaning supplies that GNC does not.

The Vitamin Shoppe is another popular chain retailer that competes with GNC nationally. It has over 400 stores in 37 different states. It offers 20,000 different products in categories similar to those offered by GNC. It also has a popular website that sells its products, but it is not nearly as popular as the GNC website.

MARKETING

We plan to market our products mainly at North America market.
We plan to use multiple distribution channels for our product, but we will initially focus on direct sales online as we get started. Once we build a reputation and customer base, it will be easier to attract distributors eager to represent our product line. Direct sales are less costly and will help us find your target customer while we test the marketplace. We then plan to hire sales personnel to promote our products on contract base.

We will also set up a Facebook page and Twitter account for our products. We will also contact bloggers and people who post videos healthy products and offer to send them free samples in return for reviews. We will use www.SproutSocial.com and www.Solve360.com to manage our social media efforts.

SELLING OUR PRODUCTS

     *    Will create our own web site and sell product via web site.
     *    Will be selling wholesale to companies/spas/gyms.
     *    Will be selling to health food stores, specialty stores

We think that we will be able to compete with other nutritional supplement businesses because we believe that our products will have superior health benefits. Our president Vyacheslav Semenets has more than 6 years of experience in nutritional supply business. We will rely on his knowledge, expertise and established business connection in nutritional business.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We have no employees other than our sole officer and director, Vyacheslav Semenets who currently devotes approximately twenty hours per week to company matters

OFFICES

Our business office is located at 112 N. Curry Street, Carson City NV 89703. Our Carson City address was provided to us by our resident agent as a part of their incorporation services. Our telephone number is (702) 605-4287. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

GOVERNMENT REGULATION

In the United States, we are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints. Although our products are not deemed to be drugs, they are deemed to be dietary supplements and therefore are subject to all regulations regarding products and dietary supplements ingested by consumers. The manufacturing, processing, formulation, packaging, labeling and advertising of the Green Supplements Online Inc. products may be subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities in which the company products will be sold. In particular, the FDA regulates the safety, labeling and distribution of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, OTC and prescription drugs and cosmetics. The regulations that are promulgated by the FDA relating to the manufacturing process are known as Current Good Manufacturing Practices ("CGMPs"), and are different for drug and food products. In addition, the FTC has overlapping jurisdiction with the FDA to regulate the labeling, promotion and advertising of vitamins, OTC drugs, cosmetics and foods.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:
Name and Address of Executive
   Officer and/or Director           Age                     Position
   -----------------------           ---                     --------
Vyacheslav Semenets                  38      President, Secretary, Treasurer
112 N. Curry Street,                         and Director
Carson City NV 89703


Vyacheslav Semenets has acted as our President, Secretary, Treasurer and sole Director since our incorporation on January 10, 2013. February 2012 to January 2013, Vyacheslav Semenets devoted his business time to researching nutrition industry. He researched information in books and on internet. He also traveled to different Asian country to study nutrition business there.

Mr. Sements graduated from Novosibirsk State University of Economics and Management, Novosibirsk, Russia in June 2010 (Mr. Sements attended full time studies from 2006 to 2010). He has earned a Master's degree (qualification: management). He has earned a Master's degree (qualification: management). From August 2010 to February 2012 Vyacheslav Semenets worked as Sales manager at "ABC" nutrition store in Novosibirsk, Russia. His responsibilities were to research and call potential customers. He was responsible for sales processes and for the financial side of the business including invoicing, discounts and staff commissions.

Mr. Semenets the remainder of his business time commits to researching other business opportunities unrelated to our business. At the present, Mr. Semenets is not actively involved in any other business than the business of our registrant. Once we expand operations, and are able to attract more merchants and customers, Vyacheslav Semenets agreed to commit more time as required. Because Vyacheslav Semenets will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE


Mr. Semenets is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by Mr. Semenets and hold office until removed by him or until their resignation. No directors have been elected and no executive officers have been appointed at this time, and any such election or appointment will take place in the future.


INDEPENDENCE OF DIRECTORS

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

COMMITTEES OF THE BOARD


Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Mr. Semenets believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. Mr. Semenets believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. Mr. Semenets will assess any shareholder nominees for director. Mr. Semenets as sole officer and director may select any additional nominees for the board including those brought to the registrant's attention by shareholders.

A shareholder who wishes to communicate with Mr. Semenets may do so by directing a written request addressed to Mr. Semenets, at the address appearing on the first page of this prospectus.


CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company's employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company's sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on January 10, 2013 until April 30, 2013:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position         Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------         ----   ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Vyacheslav      January    -0-        -0-        -0-        -0-          -0-              -0-           -0-            -0-
Semenets,       10, 2013
President,      until
Treasurer and   April
Secretary       30, 2013

There are no current employment agreements between the company and its officers.

Mr.Semenets currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OUTSTANDING EQUITY AWARDS SINCE INCEPTION

                                     Option Awards                                          Stock Awards
          -------------------------------------------------------------   ---------------------------------------------
                                                                                                                Equity
                                                                                                               Incentive
                                                                                                    Equity       Plan
                                                                                                   Incentive    Awards:
                                                                                                     Plan      Market or
                                                                                                    Awards:     Payout
                                          Equity                                                   Number of   Value of
                                         Incentive                           Number                Unearned    Unearned
                                        Plan Awards;                           of        Market     Shares,     Shares,
            Number of     Number of      Number of                           Shares     Value of   Units or    Units or
           Securities    Securities     Securities                          or Units   Shares or    Other        Other
           Underlying    Underlying     Underlying                          of Stock    Units of    Rights      Rights
           Unexercised   Unexercised    Unexercised   Option     Option       That     Stock That    That        That
            Options(#)     Options(#)    Unearned    Exercise  Expiration   Have Not    Have Not   Have Not    Have Not
Name      Exercisable   Unexercisable    Options(#)   Price($)    Date      Vested(#)   Vested($)  Vested($)   Vested($)
----      -----------   -------------    ----------   --------    ----      ---------   ---------  ---------   ---------
Vyacheslav     0             0               0           0          0           0           0          0           0
Semenets

LONG-TERM INCENTIVE PLANS

We currently have no long-term incentive plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 29, 2013, we issued a total of 6,000,000 shares of restricted common stock to Vyacheslav Semenets, our sole officer and director in consideration of $6,000.


Further, Mr.Semenets has advanced funds to us. As of July 31, 2013 Mr.Semenets advanced us $474. Mr.Semenets will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Semenets. Mr. Semenets will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr.Semenets does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Semenets or the repayment of the funds to Mr. Semenets. The entire transaction was oral.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 23, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.


  Title of        Name and Address of      Amount and Nature of
   Class           Beneficial Owner        Beneficial Ownership      Percentage
   -----           ----------------        --------------------      ----------
Common Stock       Vyacheslav Semenets      6,000,000 shares of         100%
                   112 N. CURRY STREET,     common stock
                   CARSON CITY NV 89703

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 23, 2013. As of September 20, 2013 there were 6,000,000 shares of our common stock issued and outstanding.


                              PLAN OF DISTRIBUTION

Green Supplements Online Inc. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Vyacheslav Semenets will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr.Semenets is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr.Semenets will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr.Semenets is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr.Semenets will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr.Semenets will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Green Supplements Online Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Green Supplements Online Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Green Supplements Online Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $9,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL


Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 23, 2013, there were 6,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.


COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the

State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

Currently, we have one (1) holder of record of our common stock.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business, or;
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Green Supplements Online Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Cane Clark, LLP. KLJ and Associates, LLP our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ and Associates, LLP has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by KLJ and Associates, LLP.

Our financial statements from inception to April 30, 2013, immediately follow:

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-1

Financial Statements

   Balance Sheet - April 30, 2013                                            F-2

   Statement of Operations - January 10, 2013 (inception)
   through April 30, 2013                                                    F-3

   Statement of Stockholders' Equity (Deficit) - January 10, 2013
    (inception) through April 30, 2013                                       F-4

   Statement of Cash Flows - January 10, 2013 (inception) through
    April 30, 2013                                                           F-5

Notes to Financial Statements                                                F-6

[KLJ & ASSOCIATES, LLP LOGO]


                      INDEPENDENT ACCOUNTANTS' AUDIT REPORT

To the Board of Directors and
Stockholders of Green Supplements Online, Inc.

We have audited the accompanying balance sheets of Green Supplements Online, Inc. as of April 30, 2013, and the related statements of operations, stockholders' equity, and cash flows for the period January 10, 2013 (inception) through April 30, 2013 Green Supplements Online, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Supplements Online, Inc. as of April 30, 2013 and the results of its operations and its cash flows for the period from January 10, 2013 (inception) through April 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company had accumulated deficit of $274 as of April 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KLJ & Associates, LLP
------------------------------------
KLJ & Associates, LLP
St. Louis Park, MN
July 9, 2013

                         GREEN SUPPLEMENTS ONLINE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF APRIL 30, 2013

                                                                  April 30, 2013
                                                                  --------------

                               ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $ 6,100
                                                                      -------
Total Current Assets                                                    6,100
                                                                      -------

Total Assets                                                          $ 6,100
                                                                      =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from director                                                      374
                                                                      -------

Total Liabilities                                                         374
                                                                      -------
STOCKHOLDERS' EQUITY
  Common Stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                              6,000
  Additional paid-in capital                                               --
  Deficit accumulated during the development stage                       (274)
                                                                      -------

TOTAL STOCKHOLDERS' EQUITY                                              5,726
                                                                      -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 6,100
                                                                      =======


   The accompanying notes are an integral part of these financial statements.

                         GREEN SUPPLEMENTS ONLINE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                FOR THE PERIOD FROM JANUARY 10, 2013 (INCEPTION)
                                TO APRIL 30, 2013

                                                             For the period from
                                                               January 10, 2013
                                                                (inception) to
                                                                April 30, 2013
                                                                --------------

REVENUES                                                          $       --
                                                                  ----------
OPERATING EXPENSES
  Business License and Permits                                           274
                                                                  ----------

TOTAL OPERATING EXPENSES                                                 274
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (274)
                                                                  ----------

PROVISION FOR INCOME TAXES                                                --
                                                                  ----------

NET LOSS                                                          $     (274)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $       --
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 6,000,000
                                                                  ==========


   The accompanying notes are an integral part of these financial statements.

                         GREEN SUPPLEMENTS ONLINE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM JANUARY 10, 2013 (INCEPTION)
                                TO APRIL 30, 2013

                                                                          Deficit
                                                                        Accumulated
                                      Common Stock         Additional    during the        Total
                                   -------------------      Paid-In     Development    Stockholders'
                                   Shares       Amount      Capital        Stage          Equity
                                   ------       ------      -------        -----          ------
INCEPTION -
 January 10, 2013                       --    $     --     $     --      $     --        $     --

Shares issued for cash at        6,000,000       6,000           --            --           6,000
 $0.001 per share

Net loss for the period
 January 10, 2013 (Inception)
 through April 30, 2013                 --          --           --          (274)           (274)
                                 ---------    --------     --------      --------        --------
BALANCE -
April 30, 2013                   6,000,000    $  6,000     $     --      $   (274)       $  5,726
                                 =========    ========     ========      ========        ========


   The accompanying notes are an integral part of these financial statements.

                         GREEN SUPPLEMENTS ONLINE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                FOR THE PERIOD FROM JANUARY 10, 2013 (INCEPTION)
                                TO APRIL 30, 2013

                                                             For the period from
                                                               January 10, 2013
                                                                (inception) to
                                                                April 30, 2013
                                                                --------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (274)
  Adjustments to reconcile net income to net cash provided by operating activities:

  Changes in operating assets and liabilities:
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (274)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  6,000
  Loans from director                                                   374
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           6,374
                                                                   --------

NET INCREASE IN CASH                                                  6,100

Cash, beginning of period                                                --
                                                                   --------

CASH, END OF PERIOD                                                $  6,100
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $     --
                                                                   ========
  Income taxes paid                                                $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                         GREEN SUPPLEMENTS ONLINE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Green Supplements Online Inc. is a development stage company registered in the State of Nevada on January 10, 2013 formed to buy nutrition and dietary supply from different manufacturers and resell under as "private-label" " Green Supplements Online Inc." products. We will contract with one or more non-affiliated contract manufacturers. Our source of revenue from operating will be reselling nutrition and dietary supply products.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,100 of cash as of April 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The company has no revenue to date. Revenue will be recognized when it is realized or realizable and earned. Specifically, revenue will be recognized when all of the following criteria are met: (1) Persuasive evidence of an arrangement exists; (2) Delivery has occurred, customer acceptance has been achieved and title has transferred to the customer; (3) Our selling price to the buyer is fixed and determinable; and (4) Collection is reasonably assured. Estimates of product returns, and allowances, based on actual historical experience and other known or anticipated trends and factors, are recorded at the time revenue is recognized.

                         GREEN SUPPLEMENTS ONLINE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2013


Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Green Supplements Online Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On January 10, 2013, director loaned $274 to incorporate the company.

On March 28, 2013, a director loaned $100 to the Company to open bank account.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $374 as of April 30, 2013.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of April 30, 2013.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

On June 10, 2013 the Company entered into a Nonexclusive Distributors agreement with Green Medicine Inc. The agreement calls for the Company to pay Green Medicine Inc. a 30% commission on items sold. The agreement is in effect for twelve months and can be terminated at any time by giving a 30-day notice. The Company has the option of extending the agreement under the same terms for an additional twelve months.

                         GREEN SUPPLEMENTS ONLINE, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                 April 30, 2013


NOTE 6 - INCOME TAXES

As of April 30, 2013, the Company had net operating loss carry forwards of approximately $274 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                  April 30, 2013
                                                                  --------------
Federal income tax benefit attributable to:
  Current Operations                                                 $     93
  Less: valuation allowance                                               (93)
                                                                     --------
Net provision for Federal income taxes                               $     --
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                  April 30, 2013
                                                                  --------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $     93
  Less: valuation allowance                                               (93)
                                                                     --------
Net deferred tax asset                                               $     --
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $274 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Mr. Semenets anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of Mr. Semenets efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                          GREEN SUPPLEMENTS ONLINE INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  JULY 31, 2013

Condensed Balance Sheets as of July 31, 2013 (Unaudited)
and April 30, 2013                                                          F-10

Condensed Statements of Operations for the periods three months ending July 31, 2013 (Unaudited) and from January 10, 2013
(Date of Inception) to July 31, 2013 - (Unaudited)                          F-11

Condensed Statements of Cash Flows for the periods three months ending July 31, 2013 (Unaudited) and from January 10, 2013
(Date of Inception) to July 31, 2013 - (Unaudited)                          F-12

Notes to the Condensed Financial Statements                                 F-13

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS

                                                                      July 31, 2013      April 30, 2013
                                                                      -------------      --------------
                                                                        (Unaudited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                              $    279           $  6,100
                                                                         --------           --------
Total Current Assets                                                          279              6,100
                                                                         --------           --------

Total Assets                                                             $    279           $  6,100
                                                                         ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

Current Liabilities
  Loan from director                                                          474                374
                                                                         --------           --------

Total Liabilities                                                             474                374
                                                                         --------           --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                                  6,000              6,000
  Additional paid in capital                                                   --                 --
  Deficit accumulated during the development stage                         (6,195)              (274)
                                                                         --------           --------
Total Stockholders' Equity                                                   (195)             5,726
                                                                         --------           --------

Total Liabilities and Stockholders' Equity                               $    279           $  6,100
                                                                         ========           ========


          See accompanying notes to the condensed financial statements.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                       For the             For the period from
                                                     three months           January 10, 2013
                                                       ending                (Inception) to
                                                    July 31, 2013            July 31, 2013
                                                    -------------            -------------
REVENUES                                              $       --               $       --
                                                      ----------               ----------
OPERATING EXPENSES
  Business License and Permits                                --                      274
  Bank Service Charges                                        52                       52
  Professional Fees                                        5,869                    5,869
                                                      ----------               ----------
TOTAL OPERATING EXPENSES                                   5,921                    6,195
                                                      ----------               ----------

NET LOSS FROM OPERATIONS                                  (5,921)                  (6,195)

PROVISION FOR INCOME TAXES                                    --                       --
                                                      ----------               ----------

NET LOSS                                              $   (5,921)              $   (6,195)
                                                      ==========               ==========

NET LOSS PER SHARE: BASIC AND DILUTED                 $    (0.00)              $    (0.00)
                                                      ==========               ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                     6,000,000                6,000,000
                                                      ==========               ==========


          See accompanying notes to the condensed financial statements.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                       For the             For the period from
                                                     three months           January 10, 2013
                                                       ending                (Inception) to
                                                    July 31, 2013            July 31, 2013
                                                    -------------            -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                              $ (5,921)                $ (6,195)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Changes in assets and liabilities:                      --                       --
                                                       --------                 --------
CASH FLOWS USED IN OPERATING ACTIVITIES                  (5,921)                  (6,195)
                                                       --------                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                         --                    6,000
  Loans from director                                       100                      474
                                                       --------                 --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                 100                    6,474
                                                       --------                 --------

NET INCREASE IN CASH                                     (5,821)                     279

Cash, beginning of period                                 6,100                       --
                                                       --------                 --------

CASH, END OF PERIOD                                    $    279                 $    279
                                                       ========                 ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                        $     --                 $     --
                                                       ========                 ========
  Income taxes paid                                    $     --                 $     --
                                                       ========                 ========


          See accompanying notes to the condensed financial statements.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                            JULY 31, 2013 (UNAUDITED)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Green Supplements Online Inc. is a development stage company registered in the State of Nevada on January 10, 2013 formed to buy nutrition and dietary supply from different manufacturers and resell under as "private-label" "Green Supplements Online Inc." products. We will contract with one or more non-affiliated contract manufacturers. Our source of revenue from operating will be reselling nutrition and dietary supply products.

NOTE 2 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the period ended July 31, 2013 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's April 30, 2013 audited financial statements. The results of operations for the three-month period ended July 31, 2013 are not necessarily indicative of the operating results for the full year ended April 30, 2014.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a July 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $279 of cash as of July 31, 2013 and $6,100 of cash as of April 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                            JULY 31, 2013 (UNAUDITED)


NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The company has no revenue to date. Revenue will be recognized when it is realized or realizable and earned. Specifically, revenue will be recognized when all of the following criteria are met: (1) Persuasive evidence of an arrangement exists; (2) Delivery has occurred, customer acceptance has been achieved and title has transferred to the customer; (3) Our selling price to the buyer is fixed and determinable; and (4) Collection is reasonably assured. Estimates of product returns, and allowances, based on actual historical experience and other known or anticipated trends and factors, are recorded at the time revenue is recognized.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2013.

Comprehensive Income
The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Green Supplements Online Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - LOAN FROM DIRECTOR

On January 10, 2013, director loaned $274 to incorporate the company. On March 28, 2013, a director loaned $100 to the Company to open bank account. On May 1, 2013 a director loaned $100 to the Company to open saving account

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $474 as of July 31, 2013.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                            JULY 31, 2013 (UNAUDITED)


NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of July 31, 2013.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

As of July 31, 2013, the Company had net operating loss carry forwards of approximately $6,195 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                   July 31, 2013
                                                                   -------------
Federal income tax benefit attributable to:
  Current Operations                                                 $  2,106
  Less: valuation allowance                                            (2,106)
                                                                     --------
Net provision for Federal income taxes                               $     --
                                                                     ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   July 31, 2013
                                                                   -------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $  2,106
  Less: valuation allowance                                            (2,106)
                                                                     --------
Net deferred tax asset                                               $     --
                                                                     ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $6,195 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                          GREEN SUPPLEMENTS ONLINE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                            JULY 31, 2013 (UNAUDITED)


NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of July 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Mr. Semenets anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of Mr. Semenets efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10 the Company has analyzed its operations subsequent to July 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                          GREEN SUPPLEMENTS ONLINE INC


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 20___, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                                 $   13.64
     Printing Expenses                                    $   93.03
     Accounting Fees and Expenses                         $1,300.00
     Auditor Fees and
     Expenses                                             $2,800.00
     Legal Fees and Expenses                              $3,500.00
     Transfer Agent Fees                                  $1,800.00
                                                          ---------
     TOTAL                                                $9,506.67
                                                          =========

(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

     1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     3. a transaction from which the director derived an improper personal profit; and
     4.   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     1.   such indemnification is expressly required to be made by law;
     2.   the proceeding was authorized by our Board of Directors;
     3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
     4.   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On April 29, 2013 Green Supplements Online Inc. offered and sold 6,000,000 share of common stock to our sole officer and director, Vyacheslav Semenets, for a purchase price of $0.001 per share, for aggregate offering proceeds of $6,000. Green Supplements Online Inc. made the offer and sale in reliance on the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr.Semenets received "restricted securities."

ITEM 16. EXHIBITS

Exhibit
Number                          Description of Exhibit
------                          ----------------------
 3.1*   Articles of Incorporation of the Registrant 3.2 Bylaws of the Registrant
 5.1* Opinion and consent of Cane Clark, LLP re: the legality of the shares being registered
10.1*   Distributor Agreement
23.1*   Consent of Cane Clark, LLP (included in Exhibit 5.1)
23.2    Consent of KLJ and Associates, LLP.

----------
* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Carson City, Nevada on September 23, 2013.


                                      GREEN SUPPLEMENTS ONLINE INC


                                      By: /s/ Vyacheslav Semenets
                                         ---------------------------------------
                                      Name:  Vyacheslav Semenets
                                      Title: President, Treasurer and Secretary
                                             (Principal Executive, Financial and
                                             Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


        Signature                         Title                    Date
        ---------                         -----                    ----


/s/ Vyacheslav Semenets     President, Treasurer, Secretary   September 23, 2013
--------------------------- and Director
Vyacheslav Semenets         (Principal Executive, Financial
                            and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
Number                          Description of Exhibit
------                          ----------------------
 3.1*   Articles of Incorporation of the Registrant 3.2 Bylaws of the Registrant
 5.1* Opinion and consent of Cane Clark, LLP re: the legality of the shares being registered
10.1*   Distributor Agreement
23.1*   Consent of Cane Clark, LLP (included in Exhibit 5.1)
23.2    Consent of KLJ and Associates, LLP.

----------
* Previously filed